UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2026

Quartzsea Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42555	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, Suite 304 New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 612-1400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Units, each consisting of one ordinary share and one right	QSEAU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	QSEA	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-fifth of one ordinary share	QSEAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

IMPORTANT NOTICES

Important Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. Statements that are not historical facts, including statements regarding the Company’s ability to identify and complete a future business combination, are forward-looking statements. Words such as “expect,” “believe,” “estimate,” “intend,” “plan,” and similar expressions indicate forward-looking statements.

These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others, the Company’s ability to identify a suitable target business, negotiate and complete a future business combination, and other risks described in the Company’s filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update or revise any such statements, except as required by law.

Item 1.01 Entry into a Material Definitive Agreement

On March 17, 2026, Quartzsea Acquisition Corporation, a Cayman Islands exempted company (the “Company”), entered into a Termination, Settlement and Mutual General Release Agreement (the “Termination Agreement”) with Broadway Technology Inc., a Cayman Islands exempted company (the “Broadway”).

The Termination Agreement provides for the termination, by mutual agreement of the parties thereto, of that certain Agreement and Plan of Merger, dated as of June 6, 2025, by and among the Company, Broadway, certain principal shareholders of Broadway, including Fan Zhang as the shareholder representative, and the other parties thereto (the “Merger Agreement”). Pursuant to the Termination Agreement, the parties thereto agreed to terminate the Merger Agreement and the transactions contemplated thereby in their entirety, effective as of March 17, 2026. The Termination Agreement further provides for mutual releases of claims relating to the Merger Agreement and the proposed transaction. The parties entered into the Termination Agreement due to the prolonged China Securities Regulatory Commission approval process and related PRC regulatory uncertainty.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

As described above in Item 1.01, on March 17, 2026, the Company and the Broadway entered into the Termination Agreement, pursuant to which the Merger Agreement was terminated in its entirety, effective as of March 17, 2026, subject to the terms and conditions set forth in the Termination Agreement. Except as expressly set forth in the Termination Agreement, the Merger Agreement is of no further force or effect. No termination fees were payable by either party in connection with the termination of the Merger Agreement.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Termination Agreement, dated March 17, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUARTZSEA ACQUISITION CORPORATION

By:	/s/ Qi Gong
Name:	Qi Gong
Title:	Chief Executive Officer

Date: March 18, 2026

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